EXHIBIT 99.1

CloudCommerce Acquires WebTegrity

Company closes acquisition of Texas-based digital marketing solutions provider

SANTA BARBARA, CA -- (November 15, 2017) - CloudCommerce, Inc. (CLWD), a leading provider of data driven solutions (the “Company”), today announced that it has acquired 100% of WebTegrity, Inc., (“WebTegrity”), a provider of enterprise digital marketing services, based in San Antonio, Texas.

WebTegrity, incorporated in 2012, serves clients such as Generations Federal Credit Union, University Health System, UTSA, Petco Foundation, and Animal Defense League.

WebTegrity’s founder and CEO, Kori Ashton, has been listed as one of seven women who run tech startups in San Antonio to watch. Ms. Ashton started her first company at the age of 12, and has pursued an entrepreneurial career path. With a degree in the arts, she brings more than fifteen years of experience as an online marketing specialist, graphic designer, and Web developer. As a sixth generation Texan, Ms. Ashton has participated as a keynote speaker at TEDx San Antonio, and trains and speaks at conferences across the United States.

The consideration for the acquisition of WebTegrity was paid in the form of ten thousand (10,000) shares of the Company’s Series E Preferred Stock, with a stated value of $100 per share. Each one (1) share of Series E Preferred Stock is convertible into two thousand (2,000) shares of the Company’s common stock.

This milestone marks the fourth transaction announced by the Company as part of its growth-by-acquisition strategy. The strategy is aimed at strengthening the Company’s position and footprint in the industry through the strategic acquisition of profitable solutions providers with strong management teams.

“WebTegrity brings additional digital strategy expertise to our company,” said Andrew Van Noy, CEO of the Company. “Today, we proudly welcome Kori Ashton and the entire WebTegrity team to our rapidly growing family of digital experts. Kori is an industry-leading digital strategist that understands how to create solutions for her clients that lead to greater success in the marketplace. We anticipate a smooth integration, and look forward to mutual growth as we work together.”

“The whole WebTegrity team is very excited about this new chapter in our growth,” said Ms. Ashton. “Our focus for the past five years has been providing our clients with incredible digital marketing and customer support. This merger means that we gain access to even more resources to fulfill just that.”

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The Company intends to continue its growth by acquisition strategy by seeking out complementary companies to form a global family of digital services and solutions to help brands successfully conduct business in the cloud.

About CloudCommerce

CloudCommerce, Inc. (CLWD) is a leading provider of data driven solutions. We help our clients acquire, engage, and retain their customers by finding actionable information hidden in critical sources of data. We focus intently on using quantitative and qualitative analysis to drive the creation of great user experiences and successful digital marketing strategies and campaigns. Whether it is creating omni-channel experiences, engaging a specific audience, or energizing voters in political campaigns, we believe data is the key to digital success. Our goal is to become the industry leader by always applying a “data first” strategy and acquiring other companies that share this vision.

Forward-Looking Statements

Matters discussed in this shareholder letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

CloudCommerce, Inc.

Tel: 805-964-3313

communications@cloudcommerce.com

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